                                    RESTATED

                             RULE 18f3 MULTI-CLASS PLAN

I.  Introduction

    Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), as such rule may be amended from time to time ("Rule 18f-3"), the following sets forth the method for allocating management company fees and expenses among each class of securities issued and to be issued by SIFE Trust Fund, a California trust, as its business has been, and will be, continued by SIFE Trust Fund, a Delaware business trust (collectively, the "Trust Fund") (collectively, the "Shares"). This Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the maximum sales loads, contingent deferred sales charges ("CSDCs"), Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other investor services applicable to each particular class of Shares.

    The Trust Fund is an open-end investment company registered under the 1940 Act, with Shares registered on Form N-1A under the Securities Act of 1933, as amended. The Trust Fund hereby elects to offer multiple classes of Shares pursuant to the provisions of Rule 18f-3 and the Plan.

    The Trust Fund currently offers only one series of Shares, and is authorized to issue Class I Units and Class II Units, which are hereby re-designated "Class A-I Shares" and "Class A-II Shares." It is the intention of this Plan to set forth the attributes of two additional classes of investment units, designated "Class B Shares" and "Class C Shares," respectively, in anticipation of those classes being created, issued and sold by the Trust Fund. Upon the creation, issuance and sale of any Class B Shares or Class C Shares, the relevant provisions of this Plan shall become effective without further action by the Board of Trustees or the Trust Fund.

II. Allocations.

    Pursuant to Rule 18f-3, the Trust Fund may allocate to each class of Shares
(a) any and all fees and expenses incurred by the Trust Fund in connection with the distribution of such class of investment units under a distribution plan adopted for such class pursuant to Rule 12b-1, (b) any and all fees and expenses incurred by the Trust Fund in connection with the servicing of shareholder accounts, and (c) to each Share outstanding, without regard to class designation, a pro rata portion of the management fee of 1.25% of net assets, per annum. All distribution, shareholder servicing and management fees are calculated and charged daily, based upon the average net asset values of each Class of Shares.

    In addition, pursuant to Rule 18f-3, the Trust Fund may allocate the following fees and expenses to a particular class of Shares; provided that, nothing in this Plan shall prohibit the Board of Trustees from requiring some or all of the fees and expenses listed below to be borne by an investment manager as part of any Investment Advisory Agreement:

    1.   transfer agent fees attributable to such class of Shares;
    2. printing and postage expenses related to preparing and distributing materials such as investor reports, notices and prospectuses, reports and proxies to current investors of such class or to regulatory agencies with respect to such class;
    3.   blue sky registration or qualification fees incurred by such class;
    4. Securities and Exchange Commission registration fees incurred by such class;
    5. the expense of administrative personnel and services as required to support the investors of such class;
    6.   any shareholder servicing fee associated with such class;
    7.   litigation and other legal expenses relating solely to such class; and
    8.   fees of the Trust Fund's Trustees incurred with respect to such class.

The initial allocation of class expenses has been reviewed and approved by the Board of Trustees of the Trust Fund, including a majority of the Trustees who are not interested persons of the Trust Fund, and any subsequent changes thereto will be effective only upon approval by a vote of the Trustees of the Trust Fund, including a majority of the Trustees who are not interested persons of the Trust Fund.

    Income, realized and unrealized capital gains and losses, and any expenses of a multi-class structure not allocable to a particular class of the Trust Fund pursuant to this Plan shall be allocated to each class of the Trust Fund based upon the relative net asset value of such class in relation to the aggregate net asset value of the Trust Fund. In certain cases, SIFE, Inc. may waive or reimburse all or a portion of the expenses of a specific class, if consistent with applicable requirements of the Securities and Exchange Commission and/or the Internal Revenue Service; the Board of Trustees will monitor any such waiver or reimbursement to ensure that it does not provide a means for cross-subsidization between classes.

III.     Class Arrangements.

    The following summarizes the terms and conditions, including the maximum sales loads, maximum sales load imposed on reinvestment of distributions, Contingent Deferred Sales Charges, Rule 12b-1 distribution fees, redemption fees, Investor servicing fees, conversion features, exchange privileges and other Investor services, applicable to each particular class of Shares. Additional details and restrictions regarding such fees and services are set forth in the Trust Fund's current Prospectus and Statement of Additional Information.

A.  CLASS A SHARES

--------------------------------------------------------------------------------------------------
                                                                CLASS A-I               CLASS A-II
                                                                SHARES                   SHARES
--------------------------------------------------------------------------------------------------
1.  Maximum sales load imposed on purchases
    (as a percentage of offering price)                         5.0%                     5.0%
--------------------------------------------------------------------------------------------------
2.  Maximum sales load imposed on reinvestment of               none                     none
      distributions
--------------------------------------------------------------------------------------------------
3.  Contingent deferred sales charges                           none                     none
--------------------------------------------------------------------------------------------------
4.  Rule 12b-1 distribution fees                                none                     0.25%
--------------------------------------------------------------------------------------------------
5.  Redemption fees                                             none                     none
--------------------------------------------------------------------------------------------------
6.  Investor servicing fees                                     none                     none
--------------------------------------------------------------------------------------------------
7.  Conversion features                                         none                     none
--------------------------------------------------------------------------------------------------
8.  Management fees                                             1.25%                    1.25%
--------------------------------------------------------------------------------------------------
9.  Other class-specific Investor services1                     none                     none
--------------------------------------------------------------------------------------------------

---------------------------------------
(1) Class A-I and Class A-II Shares may enter into a Letter of Intention, for purposes of reducing commissions payable on purchases, and have certain rights of accumulation, repayment and beneficiary designation not available to Class B and Class C shares. There is not charge associated with these additional features.

B.  CLASS B SHARES

-------------------------------------------------------------------------------------------------------------------------------
                                                                               CLASS B SHARES
-------------------------------------------------------------------------------------------------------------------------------
1.  Maximum sales load imposed on purchases                                         none
    (as a percentage of offering price)
-------------------------------------------------------------------------------------------------------------------------------
2.  Maximum sales load imposed on reinvestment of                    No CSDC will be imposed on Class B
    distributions                                                    Shares purchased through reinvestment of
                                                                     dividends or capital gains.
-------------------------------------------------------------------------------------------------------------------------------
3.  Contingent deferred sales charges                                Class B Shares which are redeemed within one,
                                                                     two, three, four, five or six years from the receipt
                                                                     of a purchase order will be subject to a CSCD of
                                                                     5.0%, 4.0%, 3.0%, 3.0%, 2.0% and 1.0%, respectively,
                                                                     of the dollar amount at the time of purchase.
-------------------------------------------------------------------------------------------------------------------------------
4.  Rule 12b-1 distribution fees                                                    0.75%
-------------------------------------------------------------------------------------------------------------------------------
5.  Redemption fees                                                            [see Item #3, above]
-------------------------------------------------------------------------------------------------------------------------------
6.  Investor servicing fees                                                         0.25%
-------------------------------------------------------------------------------------------------------------------------------
7.  Conversion features                                              Class B Shares automatically convert to Class A-II Shares
                                                                     on the sixth anniversary of purchase on the basis of
                                                                     net asset values, without any charge
-------------------------------------------------------------------------------------------------------------------------------
8.  Management fees                                                                 1.25%
-------------------------------------------------------------------------------------------------------------------------------
9.  Other class-specific Investor services                                          none
-------------------------------------------------------------------------------------------------------------------------------

C.  CLASS C SHARES

                                                                          CLASS C SHARES
1.  Maximum sales load imposed on purchases                                    1.0%
    (as a percentage of offering price)

2.  Maximum sales load imposed on reinvestment of                              none
    distributions

3.  Contingent deferred sales charges                           Class C Shares redeemed prior to one year
                                                                from the date of purchase are subject to a
                                                                CDSC of 1.0% of the original purchase amount

4.  Rule 12b-1 distribution fees                                               0.75%

5.  Redemption fees                                                     [see Item #3, above]

6.  Investor servicing fees                                                    0.25%

7.  Conversion features                                         Class C Shares are not convertible to any
                                                                other class of shares

8.  Management fees                                                            1.25%

9.  Other class-specific Investor services                                     none


IV. Board Review.

    The Board of Trustees of the Trust Fund shall review the Plan as it deems necessary. Prior to any material amendment(s) to the Plan, the Trust Fund's Board of Trustees, including a majority of the Trustees that are not interested persons of the Trust Fund, shall find, without limitation, that the Plan, as proposed to be amended is in the best interest of each class of units of the Trust Fund, individually, and the Trust Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of the Trust Fund shall request and evaluate such information as they may consider reasonably necessary or appropriate.



Date:
     -------------------



By:
   ---------------------
   Robert Linderman
   Assistant Secretary